EXHIBIT 3.9

                        Partial Assignment (Dixie Fields)

                               PARTIAL ASSIGNMENT


STATE OF ARIZONA

COUNTY OF MARICOPA


BEFORE ME, the undersigned notary public, in and for the County of Maricopa, State of Arizona, personally came and appeared

Gordon  M.   LeBlanc,   Jr.,   CEO  and  duly   authorized   representative   of
KMAExploration, Inc., an Arizona corporation, whose mailing address is 5527 East Camelback Road, Phoenix, Arizona 85018 (hereinafter referred to as "KMA")

who for the sum of ONE HUNDRED AND NO/100 DOLLARS ($100.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does by these presents, GRANT, BARGAIN, SELL, CONVEY and DELIVER unto:

         LEBLANC PETROLEUM, INC.
         5527 East Camelback Road
         Phoenix, Arizona  85018

all of KMA's right, title and interest in and to the wells more fully described in Exhibit "A," which is attached hereto and made a part hereof, INSOFAR AND ONLY INSOFAR as said Oil and Gas Leases are included within Section 2, Township 19 North, Range 15 West, and Section 3, Township 19 North, Range 15 West, Caddo Parish, Louisiana, and FURTHER INSOFAR AND ONLY INSOFAR as said Oil and Gas Leases cover rights with respect to the operations on and production from the wellbore of the DZURIK INTERESTS, INC., OXY USA No 1, Serial Number 222514,
Section 2, Township 19 North, Range 15 West, Caddo Parish, Louisiana, DZURIK INTERESTS, INC., OXY USA No. 2, Serial Number 222515, Section 3, Township 19 North, Range 15 West, Caddo Parish, Louisiana, DZURIK INTERESTS, INC., OXY USA NO. 3, Serial No. 222701, Section 3, Township 19 North, Range 15 West, Caddo Parish, Louisiana. The effective date of this transfer of interests shall be November 26, 2001.

all of KMA's right, title and interest in and to the PARTICIPATION AGREEMENT dated January 15, 1999 covering the Dixie Prospect, Caddo Parish, Louisiana more fully described in Exhibit "B,: which is attached hereto and made a part hereof.

THUS DONE AND SIGNED on the 26th day of November, 2001.

WITNESSES:                                           KMA EXPLORATION, INC.


By:/s/ G. Maurice LeBlanc, III              By:/s/ Gordon M. LeBlanc, Jr.
--------------------------------            ------------------------------------
       G. Maurice LeBlanc, III                     Gordon M. LeBlanc, Jr., CEO

By:/s/Marilyn Kay LeBlanc
--------------------------------
       Marilyn Kay LeBlanc

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STATE OF ARIZONA

COUNTY OF MARICOPA


On this 25 day of March, 2002, before me, appeared Gordon M. LeBlanc, Jr., to me personally known, who being duly sworn, did say:

That he is the CEO of KMA Exploration, Inc., an Arizona corporation, and that the foregoing instrument was signed on behalf of said corporation by authority of its Board of Directors, and that said Appeared acknowledged said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                           By:/s/ Marian B. Creel
                                           -------------------------------------
                                                  Marian B. Creel, NOTARY PUBLIC

My commission expires:  03/24/2003



                                   EXHIBIT "A"


Attached to and made a part of that Partial Assignment dated 26th day of November, 2001, between KMA EXPLORATION, INC. and LEBLANC PETROLEUM, INC.


A)   OIL AND GAS LEASES

     Oil, Gas Lease dated November 19, 1998 executed by Oxy USA, Inc., as Lessor and Dzurik Interests, Inc. as Lessee, recorded in the Conveyance Records of Caddo Parish, Louisiana under Registry No. 1669180.

     Oil, Gas Lease dated June 10, 1999 executed by Oxy USA, Inc., as Lessor and Dzurik Interests, Inc., as Lessee, recorded in the Conveyance Records of Caddo Parish, Louisiana under Registry No. 1669182.

     Oil, Gas Lease dated June 9, 1999, executed by Oxy USA, Inc., as Lessor and Dzurik Interests, Inc. as Lessee, recorded in the Conveyance Records of Caddo Parish, Louisiana under Registry No. 1669183.


B)   WELLBORES

     1. Dzurik Interests, Inc., Oxy USA No. 1, Serial Number 222514, Section 2, Township 19 North, Range 15 West, Caddo Parish, Louisiana.

     2. Dzurik Interests, Inc., Oxy USA No. 2, Serial Number 222515, Section 3, Township 19 North, Range 15 West, Caddo Parish, Louisiana.

     3. Dzurik Interests, Inc., Oxy USA No. 3, Serial Number 222701, Section 3, Township 19 North, Range 15 West, Caddo Parish, Louisiana.


                               END OF EXHIBIT "A"


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                                   EXHIBIT "B"



     Attached to and made a part of that Partial Assignment dated 26th day of November, 2001, between KMA EXPLORATION, INC. and LEBLANC PETROLEUM, INC.


     A)   ATTACHMENT

          Participation   Agreement   dated  January  15,  1999  between  Dzurik
          Interests, Inc. and Tiger Exploration & Production,  Inc. TOTAL PAGES:
          Ten (10)



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